UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PB Properties & Investments, Inc.

(Exact Name of registrant in its charter)

Nevada	6531	26-3568952
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11248 Vintners Lane

Las Vegas NV 89138

(702) 683-3334

(Address and telephone number of principal executive offices)

Harold Gewerter, Esq.

2705 Airport Drive

North Las Vegas, NV 89032

(702) 382-1714

(Name, address and telephone number of agent for service)

Copies to:

Harold Gewerter, Esq.

2705 Airport Drive

North Las Vegas, NV 89032

Telephone (702) 382-1714

Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$100,000.00	$0.05	$100,000.00	$3.95

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

PB Properties & Investments , Inc.

2,000,000 Shares of Common Stock

$0.05 per share

PB Properties, Inc. (“PB” or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. The shares are intended to be sold directly through the efforts of Carlos Espinosa, our sole officer and director. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. - Trust Account fbo PB Properties, Inc. All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to PB Properties, Inc. until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for PB Properties, Inc.'s common stock. We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 8.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	2,000,000	$100,000	$0.00	$100,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated August 9, 2010

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

PB Properties & Investments , Inc. ("PB" or the "Company"), incorporated in the State of Nevada on July 10, 2008, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has recently acquired 100 % Hope Loan Modification LLC.

Hope Loan Modification, LLC will utilize a group of legal and loan modification specialists dedicated to assisting the homeowner with mortgage delinquencies and potential foreclosures. The company will evaluate, analyze and complete the research of any aspects of the situation that the company feels is necessary. Upon completion of the research and analysis phase, the company will offer the client our opinion as to what we feel would be an appropriate outcome and/or resolution to an individual case. The fee for our home saver program is $2,500.00 or 3 payments of $985.00 for a total of $2,955.00. You may visit our website at www.HopeLoanMod.com.

We are a small, start-up company that has generated minimal revenues and that lacks a stable customer base. Since our inception to the present, we have generated minimal revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to enhance our ability to raise additional working capital. There is currently no public market for our common stock.

PB Properties, Inc. currently has one officer and director. He allocates time and personal resources to the Company on a part-time basis. Mr. Espinosa is expected to devote approximately 20 hours per week to the Company.

As of the date of this prospectus, we have 18,000,000 shares of $0.001 par value common stock issued and outstanding.

PB Properties, Inc.’s operations and corporate offices are located at 11248 Vinters Lane, Las Vegas, NV 89138, with a telephone number of (702) 683-3334.

PB Properties, Inc.’s fiscal year end is December 31.

THE OFFERING

PB Properties, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering will be payable to "Harold Gewerter, Esq. - Trust Account fbo PB Properties, Inc." and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised. No interest shall be paid to any investor or to the Company. All subscription agreements and checks are irrevocable and should be delivered to Harold Gewerter, Esq. fbo PB Properties, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. PB Properties, Inc.’s trust agent, Harold Gewerter, Esq., acts as legal counsel for PB Properties, Inc. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to PB Properties, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company. The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

PB Properties, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, supplies and general working capital.

PB Properties, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data Dec. 31, 2009

Inception July 10, 2008 thru Dec. 31, 2009
Revenue	$5,095
Expenses:
General and administrative expenses	12,809
Total Expenses
Net Income (Loss)	$(11,714)

Balance sheets data

Dec. 31, 2009
ASSETS
Current Assets
Cash	$0
Cash –Restricted	20,800
Total current assets	20,800

Total assets	$20,800

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$4,000
Non-Current Liabilities	-

Total Liabilities	$4,000

Stockholders’ Equity

Common stock	18,416
(Deficit) accumulated during development stage	(11,714)

Total stockholder's equity

Total liabilities and stockholder's equity	$20,800

Statements of operations data June 30, 2010

Inception July 10, 2008 thru June 30, 2010
Revenue	$5,095
Expenses:
General and administrative expenses	12,809
Professional fees	7,000
Total Expenses
Net Income (Loss)	$(14,714)

Period Ended June 30, 2010
Revenue	$-
Expenses:
General and administrative expenses	-
Total Expenses
Net Income (Loss)	$-

Balance sheets data

June 30, 2009
ASSETS
Current Assets
Cash	$-
Total current assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$7,000
Non-Current Liabilities	-

Total Liabilities	$7,000

Stockholders’ Equity

Common stock	18,000
Additional Paid in Capital	(10,286)
(Deficit) accumulated during development stage	(14,714)

Total stockholder's equity	(7,000)

Total liabilities and stockholder's equity	$-

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT ..

The Company has yet to commence revenue producing operations. As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment. As of June 30, 2010, the Company has incurred a net loss of $14,714 since inception.

OUR RELIANCE ON OUR SOLE OFFICER AND DIRECTOR MAY RESULT IN FAILURE OF OUR BUSINESS

PB Properties, Inc.’s operations depend solely on the efforts of Carlos Espinosa, the sole officer and director of the Company. Espinosa has no experience related to public company management, nor as a principal accounting officer. Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

OUR SOLE OFFICER AND DIRECTOR HAS CONFLICTS OF INTEREST WHICH MAY RESULT IN FAILURE OF OUR BUSINESS

Carlos Espinosa is involved in other employment opportunities and may periodically face a conflict in selecting between PB Properties, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Carlos Espinosa to other pursuits without a sufficient warning, we may, consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND DIRECTORS CONTROL A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Carlos Espinosa, our only officer and director, beneficially owns 100% of the outstanding common stock at the present time. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors. Assuming the minimum amount of shares of this offering are sold, he would retain 91% ownership in our common stock. In the event the maximum offering is attained, Carlos Espinosa will own 90% of our outstanding common stock. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have only generated $5,095 in revenues since inception until June 30, 2010 .. Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS CAUSING THE FAILURE OF OUR BUSINESS .

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations. Both the Company’s March 30, 2010 Form 10Q and June 30, 2010 10Q were untimely filed.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers for loan modification is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors. We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE IN WHICH CASE THE COMPANY MAY GO OUT OF BUSINESS.

We have limited capital resources. To date, we have funded our operations with limited initial capital and have not generated funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available. In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK THUS RESULTING OF A COMPLETE LOSS OF YOUR INVESTMENT .

There is no public market for our common stock. All of our issued and outstanding common stock is currently held by Carlos Espinosa, our officer and director. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION WHICH MAY RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT .

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Our primary shareholder, Carlos Espinosa, who also serves as our officer and director acquired a total of 6,000,000 restricted shares of our common stock at a price per share of $0.001. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution." Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled "Dilution" herein.

ALL OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (6,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN THUS INHIBITING THE COMPANY’S ABILITY TO GENERATE REVENUE AND CONTINUE IN BUSINESS.

The common shares are being offered on our behalf by Carlos Espinosa, our officer and director, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Management identified the following control deficiencies that represent material weaknesses as of June 30, 2010:

(1)

Lack of an independent audit committee. Although we have an audit committee it is not comprised solely of independent directors. We may establish an audit committee comprised solely of independent directors when we have sufficient capital resources and working capital to attract qualified independent directors and to maintain such a committee.

(2)

Inadequate staffing and supervision within our bookkeeping operations. The relatively small number of people who are responsible for bookkeeping functions prevents us from segregating duties within our internal control system. The inadequate segregation of duties is a weakness because it could lead to the ultimate identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews which may result in a failure to detect errors in spreadsheets, calculations, or assumptions used to compile the financial statements and related disclosures as filed with the Securities and Exchange Commission.

(3)

Insufficient number of independent directors. At the present time, our Board of Directors does not consist of a majority of independent directors, a factor that is counter to corporate governance practices as set forth by the rules of various stock exchanges.

Our management determined that these deficiencies constituted material weaknesses. Due to a lack of financial and personnel resources, we are not able to, and do not intend to, immediately take any action to remediate these material weaknesses. We will not be able to do so until we acquire sufficient financing and staff to do so.

OUR OFFICER AND DIRECTOR WORKS ON A PART-TIME BASIS. AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS WHICH WOULD CAUSE US TO CEASE BUSINESS .

Our operations depend on the efforts of Carlos Espinosa, our officer and director. Carlos Espinosa has no experience related to public company management, nor as a principal accounting officer. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business. The Company cannot guarantee you that it will overcome any such obstacles.

Carlos Espinosa is involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities. We have not formulated a policy for the resolution of such conflicts. If we lose Carlos Espinosa to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES THUS RESULTING IN THE FAILURE OF OUR BUSINESS .

The Company has not substantially commenced its planned business strategy and does not have any significant sales and marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms. Our business would be seriously harmed if we were unable to develop and maintain relationships with repeat customers on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS THUS RESULTING IN THE FAILURE OF OUR BUSINESS .

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis. Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs. If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES RESULTING IN THE FAILURE OF OUR BUSINESS .

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

DEMAND FOR OUR SERVICES MAY DEPEND ON THE DEMAND FOR MORTGAGES AND REFINANCING WITHIN THE INDUSTRY.

There is an inherent risk in the mortgage industry because mortgage availability and demand are extremely volatile depending upon interest rates and economic conditions. It should be understood by any prospective investor in Morgage that mortgage availability and the demand for mortgages is extremely sensitive to interest rates and general conditions in the economy and any company engaged in any aspect of this industry will be subject to these cycles. Start-up companies may be particularly vulnerable.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

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ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	50,000	100.00	100,000	100.00

Offering Expenses
Legal and professional fees	2,000	10.00	2,000	4.00	2,000	2.00
Accounting fees	2,000	10.00	2,000	4.00	2,000	2.00
Transfer agent fees	2,000	10.00	2,000	4.00	2,000	2.00
Total Offering Expenses	6,000	30.00	6,000	12.00	6,000	6.00

Net Proceeds from Offering	14,000	70.00	46,000	88.00	94,000	94.00

Use of Net Proceeds
Accounting fees	3,000	15.00	3,000	6.00	3,000	3.00
Legal and professional fees	5,000	25.00	5,000	10.00	5,000	5.00
Office equipment and furniture	1,000	5.00	5,000	10.00	5,000	5.00
Office supplies	1,000	5.00	2,000	4.00	2,000	2.00
Part Time Employee	-	-	5,000	10.00	15,000	15.00
Sales and marketing	2,000	10.00	5,500	11.00	10,000	10.00
Working capital (1)	2,000	10.00	20,500	41.00	54,000	54.00

Total Use of Net Proceeds	14,000	70.00	46,500	88.00	94,000	94.00
Total Use of Proceeds	20,000	100.00	50,000	100.00	100,000	100.00

Notes:

(1) The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $85,000 or $0.005 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.045 per share while our present stockholders will receive an increase of $0.003 per share in the net tangible book value of the shares they hold. This will result in a 54.29% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.00	$0.00

Book Value Per Share After the Offering	$0.00	$0.00

Net Increase to Original Shareholders	$0.00	$0.00

Decrease in Investment to New Shareholders	$0.04	$0.0 5

Dilution to New Shareholders (%)	97.87%	93.29%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Carlos Espinosa, the officer and director of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Carlos Espinosa. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached. There can be no assurance that all, or any, of the shares will be sold.

Carlos Espinosa will not receive commissions for any sales originated on our behalf. We believe that Carlos Espinosa is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Carlos Espinosa, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his Or her participation; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

No officer or director of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. Trust Account fbo PB Properties, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised. Failure to do so will result in checks being returned to the investor, who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to PB Properties, Inc. until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires (or an additional 180 days if so extended by the Company), whichever event first occurs. Thereafter, this escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00. [See Exhibit 99].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

PB Properties, Inc. is authorized to issue 75,000,000 shares of common stock, $0.001 par value. The company has issued 18,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of PB Properties, Inc.’s common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of PB Properties, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of PB Properties, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, PB Properties, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, PB Properties, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Harold Gewerter is legal counsel to the Company. Mr. Gewerter has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®. There is no guarantee that the common stock will be quoted on the OTCBB in the future.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

BUSINESS SUMMARY

PB Properties, Inc. (the "Company"), was incorporated on July 10, 2008 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company on has recently acquired 100% of Hope Loan Modification in exchange for 12,000,000 shares .. On May 7, 2009, Carlos Espinosa our current officer and director was issued 12,000,000 shares for acquisition of 100% of the outstanding membership interests in Hope Loan Modification, LLC. which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. Mr. Espinosa purchased the remaining shares on May 7, 2009 from Pooyan Bahktiar in an exemption from the Securities Act of 1933 found in Section 4(1).

Hope Loan Modification, LLC is a group of legal and loan modification specialists dedicated to assisting the homeowner with mortgage delinquencies and potential foreclosures. The company will evaluate, analyze and complete the research of any aspects of the situation that the company feels is necessary. Upon completion of the research and analysis phase, the company will offer the client our opinion as to what we feel would be an appropriate outcome and/or resolution to an individual case. The fee for our home saver program is $2,500.00 or 3 payments of $985.00 for a total of $2,955.00. You may visit our website at www.HopeLoanMod.com ..

These are troubled times for many homeowners with few apparent options available. The lenders don’t seem to care that homeowners need their assistance and shockingly would rather take the homes back rather than helping owners to keep them. The lenders are not moving fast enough for homeowners to avoid losing their homes or ruining their credit. In most cases, when a homeowner contacts their lender directly, the homeowner has no idea what options are available to them and are frustrated in their attempts to reach a person who can help. We evaluate each individual case and present you with realistic options that help individuals stay in their homes. One option would be to help them restructure their loan with the banks, reduce interest rate, work with banks to get the client into a 30 yr fixed rate rather than an interest only adjustable loan and possibly principal reduction on the home to the current market value.

Once we have completed the Research and Analysis, we work to restructure a loan. There are: No appraisals/no equity required, No credit check/no FICO score requirements, No refinancing and just a one time flat fee for services.

It has become impossible to refinance and just as disappointing to try and sell as many people have very little, or no equity. With the mortgage crisis getting worse every day, many families are facing incredibly high mortgage payments. With lending guidelines tightening up and property values dropping, the traditional options are drying up. Our goal is to improve the Homeowners situation and give them a fresh start. We are not investors, real estate agents, or mortgage brokers. Few people outside of the banking world have specialized knowledge or the technical expertise to work with your current lender to restructure a loan.

The truth is that the lenders/servicing companies don’t want another home to add to their growing inventory. It is the company’s job to those the lender that it is better for them to keep the homeowner in the property than to take it back. Many companies are encouraging homeowners to sell their property in short sales. In most cases this turns out to not be in the best interest of the homeowners. The homeowner will have the negative consequences of a foreclosure or short sale following them for year to come which hurts both the individual homeowner and the community.

The management of the company works with lenders to restructure a homeowners current loan by providing them with a unique and professional plan that both the homeowner and the lender can accept. Clients sign a power of attorney in order for registrant to have direct contact with the bank. The company operates with the understanding that homeowners have a serious problem and only a short time to overcome the real possibility of losing their property. The company is comprised of a group of experienced financial professionals who understand that federal rules and lender foreclosure policies often conflict. Few people outside the banking world have the knowledge to work with a homeowners current lender to restructure their loan. We believe that bankruptcy is always the absolute last resort. If clients are on the brink of foreclosure we assist them in negotiating with the banks for a short sale or cash for keys where the bank offers a lump sum of money for the home owner to move out of the house in a specific amount of time without damaging the property.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

Rate Reduction Program

Many homeowners with the 2/28 and 80%/20% purchase loans are having a pay rate adjustment of 28% to 44% and many homeowners cannot handle the new payments and will not qualify for a new loan. 2/28 ARM is an adjustable rate mortgage with a term of two years fixed and 28 years "fluctuate able." This means the loan will have a set interest rate for two years and thereafter fluctuate as its index moves up or down over the course of the remaining 28 years of the loan. 80/20 LOAN was basically a loan for investors and a way around P.M.I. "private mortgage insurance." The home buyer takes out two loans -- the first for 80 percent of the purchase price, and the second for 20 percent of the home's price. It allows people to buy without a down payment. Their one chance to keep their home is through a pay rate reduction which is not simple to get approved. The management of the company has had previous success with loan modifications working for other companies.

We construct a financial plan that considers your current income, and then we make recommendations to improve your budget and cash flow so your income exceeds your total monthly expenses each month.

Principal Balance Reduction Program

The management of our Company has had cases prior to his association with HLM where the mortgage balance is higher than the principal balance which causes the mortgage to be in a negative situation. Our attorney can force the lenders to do a principal balance reduction by writing off a large amount of the loan to modify the mortgage to meet your needs. The attorney could force the banks to do a principal reduction would be if there was any fraud committed by the lender, which are often to be found in the loan documents and escrow docs. Mortgage balance is higher the market value of the home which would cause it to be in a negative equity situation.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

Competition

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors. We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

Market Growth and Strategy

The revenue generating sales for the company will be handled within the relationships that Carlos Espinosa has in the housing industry. He has over 10 years of combined expertise and contacts in the home and lending industry. Additionally, we believe that several competitors’ services are similar of ours, but range in availability and expertise. We believe that many competitors do not focus on the distressed home industry where these trends are showing growth.

The demand for housing and loan financing services is strong and growing.

Intellectual Properties

PB Properties, Inc. does not foresee the need to protect any intellectual properties.

Distribution Methods of the Products and/or Services

We are currently working to identify an experienced internet service provider to develop a comprehensive internet presence through our website at www.HopeLoanMod.com .. Additionally, we plan on identifying key-individuals and/or companies that may be instrumental in assisting us in making our services known to potential clients.

As resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Regulatory Framework for the Industry

The Company is generally aware of the multitude of rules, statutes and administrative regulations (primarily locally) that may apply, including, but not limited to local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise or as best we can forecast their arrival.

Number of Total Employees and Number of Full Time Employees

PB Properties, Inc. is currently in the development stage. During this development period, we plan to rely exclusively on the services of our officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 11248 Vinters Lane, Las Vegas, NV 89138. Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. Espinosa’s. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Carlos Espinosa, our officer and director has not been convicted in a criminal proceeding.

Carlos Espinosa, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Carlos Espinosa, our officer and director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

Mr. Espinosa has not be subject of any legal proceedings requiring disclosure by Item 401(f).

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in PB Properties, Inc. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. PB Properties, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of PB Properties, Inc.;

2. There are currently 18,000,000 shares of our common stock held by our officers and directors and service providers that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (18,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, PB Properties, Inc. has 18,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

PB Properties, Inc. was incorporated on July 10, 2008.

HOPE LOAN MODIFICATION

The company has recently acquired Hope Loan Modification, LLC which was formed in Delaware on Oct. 28, 2008. Carlos Espinosa was the sole manager and member of Hope Loan Modification, LLC. On May 7, 2009, Carlos Espinosa our current officer and director was issued 12,000,000 shares for acquisition of 100% of the outstanding membership interests in Hope Loan Modification, LLC. which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. Mr. Espinosa purchased the remaining shares on May 7, 2009 from Pooyan Bahktiar in an exemption from the Securities Act of 1933 found in Section 4(1). The former business plan of Hope Loan Modifiction, LLC is now the business plan of the Company as discussed below.

Hope Loan Modification, LLC is a group of legal and loan modification specialists dedicated to assisting the homeowner with mortgage delinquencies and potential foreclosures. The company will evaluate, analyze and complete the research of any aspects of the situation that the company feels is necessary. Upon completion of the research and analysis phase, the company will offer the client our opinion as to what we feel would be an appropriate outcome and/or resolution to an individual case. The fee for our home saver program is $2,500.00 or 3 payments of $985.00 for a total of $2,955.00. You may visit our website at www.HopeLoanMod.com.

These are troubled times for many homeowners with few apparent options available. The lenders don’t seem to care that homeowners need their assistance and shockingly would rather take the homes back rather than helping owners to keep them. The lenders are not moving fast enough for homeowners to avoid losing their homes or ruining their credit. In most cases, when a homeowner contacts their lender directly, the homeowner has no idea what options are available to them and are frustrated in their attempts to reach a person who can help. We evaluate each individual case and present you with realistic options that help individuals stay in their homes. One option would be to help them restructure their loan with the banks, reduce interest rate, work with banks to get the client into a 30 yr fixed rate rather than an interest only adjustable loan and possibly principal reduction on the home to the current market value.

Once we have completed the Research and Analysis, we work to restructure a loan. There are: No appraisals/no equity required, No credit check/no FICO score requirements, No refinancing and just a one time flat fee for services.

It has become impossible to refinance and just as disappointing to try and sell as many people have very little, or no equity. With the mortgage crisis getting worse every day, many families are facing incredibly high mortgage payments. With lending guidelines tightening up and property values dropping, the traditional options are drying up. Our goal is to improve the Homeowners situation and give them a fresh start. We are not investors, real estate agents, or mortgage brokers. Few people outside of the banking world have specialized knowledge or the technical expertise to work with your current lender to restructure a loan.

The truth is that the lenders/servicing companies don’t want another home to add to their growing inventory. It is the company’s job to those the lender that it is better for them to keep the homeowner in the property than to take it back. Many companies are encouraging homeowners to sell their property in short sales. In most cases this turns out to not be in the best interest of the homeowners. The homeowner will have the negative consequences of a foreclosure or short sale following them for year to come which hurts both the individual homeowner and the community.

The management of the company work s with lenders to restructure a homeowners current loan by providing them with a unique and professional plan that both the homeowner and the lender can accept. Clients sign a power of attorney in order for registrant to have direct contact with the bank. The company operates with the understanding that homeowners have a serious problem and only a short time to overcome the real possibility of losing their property. The company is comprised of a group of experienced financial professionals who understand that federal rules and lender foreclosure policies often conflict. Few people outside the banking world have the knowledge to work with a homeowners current lender to restructure their loan. We believe that bankruptcy is always the absolute last resort. If clients are on the brink of foreclosure we assist them in negotiating with the banks for a short sale or cash for keys where the bank offers a lump sum of money for the home owner to move out of the house in a specific amount of time without damaging the property.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

Rate Reduction Program

Many homeowners with the 2/28 and 80%/20% purchase loans are having a pay rate adjustment of 28% to 44% and many homeowners cannot handle the new payments and will not qualify for a new loan. 2/28 ARM is an adjustable rate mortgage with a term of two years fixed and 28 years "fluctuate able." This means the loan will have a set interest rate for two years and thereafter fluctuate as its index moves up or down over the course of the remaining 28 years of the loan. 80/20 LOAN was basically a loan for investors and a way around P.M.I. "private mortgage insurance." The home buyer takes out two loans -- the first for 80 percent of the purchase price, and the second for 20 percent of the home's price. It allows people to buy without a down payment. Their one chance to keep their home is through a pay rate reduction which is not simple to get approved. The management of the company has had previous success with loan modifications working for other companies ..

We construct a financial plan that considers your current income, and then we make recommendations to improve your budget and cash flow so your income exceeds your total monthly expenses each month.

Principal Balance Reduction Program

The management of our Company has had cases prior to his association with HLM where the mortgage balance is higher than the principal balance which causes the mortgage to be in a negative situation. Our attorney can force the lenders to do a principal balance reduction by writing off a large amount of the loan to modify the mortgage to meet your needs. The attorney could force the banks to do a principal reduction would be if there was any fraud committed by the lender, which are often to be found in the loan documents and escrow docs. Mortgage balance is higher the market value of the home which would cause it to be in a negative equity situation.

Generally, forbearance plans take only two weeks. If a government guaranteed loan is involved(FHA for instance), they can take longer to work out, as most government loans tend to. Most lenders will take only a few weeks to approve a loan modification program once they have received a complete package. Many lenders will postpone the sale of property if they have received a complete modification package at least two to three weeks before the sale date.

Competition

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors. We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

Plan

Assuming we raise $20,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably launch Hope Loan Modification. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately contact title companies to send us notice of defaults on all homeowners that have fallen behind on their mortgage payments, begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. A detailed breakdown of the costs of developing our website, network infrastructure and transaction processing systems is set forth in the Use of Proceeds section of this prospectus.

3.

Approximately 90 days after we complete our public offering, we intend to promote our company primarily through contacting real estate brokers and agents also by contacting banks that have clients in default as well as title companies that are privy to such information , and other methods of getting Internet users to refer others to our website by e-mail blasts or word of mouth. We also intend to use search engine optimization, the marketing of our website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $15,500 for our marketing campaign. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

Our website is fully operational, If we are unable to profitably offer our services to the consumer or attract customers to our website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

 Upon completion of the offering, we intend to commence to ramp up operations immediately. Start marketing and networking with others in the industry that could use our service to assist their clients with a loan modification with the banks or lenders to possibly save their homes from foreclosure.

Marketing and advertising will be focused on attracting customers that are in need of modifying their home loans to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. The minimum cost of developing the marketing and advertising campaign is estimated to be $1,500.

We estimate that our legal, auditing, and accounting fees to be $5,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Carlos Espinosa our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 30, 2009, Board of Directors of the Registrant dismissed The Blackwing Group, LLC, its independent registered public account firm.

The PCAOB revoked the registration of Blackwing on December 22, 2009 because of violations of PCAOB rules and auditing standards in auditing the financial statements of two issuers from 2006 to 2008, PCAOB rules and quality controls standards and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and non cooperation with a Board Investigation. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of The Blackwing Group, LLC as its independent auditor. None of the reports of The Blackwing Group, LLC on the Company's financial statements for either of the past two years and the interim period from Dec. 31, 2008-the date of the last audited financial statements-through December 30, 2009, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form S-1 for the period ended 12/31//2008 a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and the interim period from Dec. 31, 2008-the date of the last audited financial statements -through December 30, 2009, there were no disagreements with The Blackwing Group, LLC. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to The Blackwing Group, LLC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has engage d Sam Kan & Company, CPA’s as of January 26, 2010 to act as its independent registered public accounting firm for all statements going forward and to perform an required re audits. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Sam Kan & Company CPA’s regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Carlos Espinosa (2)	33	President, Secretary, Treasurer, and Director	May 7, 2009 – Current

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Carlos Espinosa has outside interests and obligations to other than PB Properties, Inc.. He intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, PB Properties, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Carlos Espinosa, CEO, CFO, President, Secretary, Treasurer, Director

Since March of 2004, Mr. Espinosa has run Plush Properties, LLC doing commercial real estate investment. From October of 2002 to April of 2004, Mr. Espinosa was employed at Delta Realty & Investments doing land investments, researching parcels of land both commercial and residential and preparing offer and acceptance agreements. Prior to 2002, Mr. Espinosa worked as a commercial real estate sales associate and in landscape development. Mr. Espinosa graduated from the Southern Nevada School of Real Estate in December of 2001. Mr. Espinosa is also bilingual being fluent in reading, speaking and writing both English and Spanish. Mr. Espinosa is also the sole officer and director of Plush Properties, Inc. which has filed a Form S-1 with the SEC as a blank check company but which has not yet gone effective .. Mr. Espinosa has been the sole officer and director of Plush Properties, Inc. since its inception on March 12, 2008. Mr. Espinosa has over eight years of Real Estate experience, and was also involved with the operation of a mortgage company which gives him the skills needed to act as director of hope loan modification. Mr. Espinosa was also the sole manager of Hope Loan Modification since its inception.

Board Committees

PB Properties, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.  Mr. Espinosa is the sole member of the audit committee and is not considered independent.

Directors

The maximum number of directors PB Properties, Inc. is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

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EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Carlos Espinosa	2009	-	-	-	-	-	-	-
Officer and Director	2010	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to PB Properties, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since PB Properties, Inc.’s incorporation on July 10, 2008, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

PB Properties, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)
Common	Carlos Espinosa, President, Secretary, Treasurer and Director	18,000,000	100.00%	90.00%

	All Directors and Officers as a group (1 person)	18,000,000	100.00%	90.00%

Footnotes

(1) The address of each executive officer one director is c/o PB Properties, Inc., 11248 Vinters Lane, Las Vegas, NV 89138.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 20,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about August 8, 2008, Pooyan Bahktiar, our officer and director, paid for expenses involved with the incorporation of PB Properties, Inc. with personal funds and performed services on behalf of PB Properties, Inc., in exchange for 6,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Mr. Bahktiar was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

On May 7, 2009, Carlos Espinosa our current officer and director was issued 12,000,000 shares for acquisition of 100% of the outstanding membership interests in Hope Loan Modification, LLC. which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. Mr. Espinosa purchased the remaining shares on May 7, 2009 from Pooyan Bahktiar in an exemption from the Securities Act of 1933 found in Section 4(1).

REPORTS TO SECURITY HOLDERS

1. After this offering, PB will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, PB will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials PB files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. PB SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, PB Properties, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PB of expenses incurred or paid by a director, officer or controlling person of PB in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PB will, unless in the opinion of PB legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

a)

Audited Financial Statements for the period ended December 31, 2009

b)

Unaudited Financial Statement for the period ended June 30, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

PB Properties & Investments, Inc.

(A Development Stage Company)

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of PB Properties & Investments, Inc. and its subsidiary, Hope Loan Modification, LLC. (collectively the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2009 and the period from the inception on July 10, 2008 to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company (A Development Stage Company) as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the year ended December 31, 2009 and the period from the inception on July 10, 2008 to December 31, 2008 then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009 and 2008, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SAM KAN & COMPANY

Sam Kan & Company,

October 4, 2010

Alameda, California

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Consolidated Balance Sheets

	December 31
	2009	2008
ASSETS

Current assets
Cash	$-	$1,350
Cash - restricted	20,800	-
Total current assets	20,800	1,350

Goodwill, net	-	-

Total assets	$20,800	$1,350

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$500	$-
Loan from shareholder	3,500	-
Total current liabilities	4,000	-

Stockholders' (Deficit) Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 6,000,000 and 18,416,000 shares issued and outstanding at December 30, 2008 and 2009	18,416	18,000
Additional paid in capital	10,098	(10,286)
Deficit accumulated during the development stage	(11,714)	(6,364)
Total stockholders' (deficit) equity	16,800	1,350

Total liabilities and stockholders' (deficit) equity	$20,800	$1,350

See accompanying notes to financial statements

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Consolidated Statement of Operations

	Year Ended December 31, 2009	For the period from July 10, 2008 (inception) to December 31, 2008	For the period from July 10, 2008 (inception) to December 31, 2009

Revenue	$-	$5,095	$5,095

Expenses
General and administrative	1,350	11,459	12,809
Professional fees	4,000	-	4,000
Total expenses	5,350	11,459	16,809

Net loss	$(5,350)	$(6,364)	$(11,714)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.0006)

Weighted average shares outstanding	18,329,381	18,000,000	36,329,381

See accompanying notes to financial statements

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Consolidated Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, July 10, 2008 (Inception)	-	$-	$-	$-	$-
Reverse merger with HLM	-	-	1,714		1,714
Common stock issued for services	6,000,000	6,000			6,000
Common stock issued for acquisition	12,000,000	12,000	(12,000)		-
Net loss, period ended December 31, 2008				(6,364)	(6,364)
Balance, December 31, 2008	18,000,000	18,000	(10,286)	(6,364)	1,350
					-
Common stock issued for cash	416,000	416	20,384		20,800
Net loss, year ended December 31, 2009				(5,350)	(5,350)
Balance, December 31, 2009	18,416,000	$18,416	$10,098	$(11,714)	$16,800

See accompanying notes to financial statements

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Consolidated Statements of Cash Flows

	Year Ended December 31, 2009	For the period from July 10, 2008 (inception) to December 31, 2008	For the period from July 10, 2008 (inception) to December 31, 2009
Cash flows from operating activities
Net loss	$(5,350)	$(6,364)	$(11,714)
Adjustments to reconcile net income to net cash used by operating activities
Issuance of shares of common stock for reverse merger		7,714
Changes in liabilities:
Accounts payable	500	-	500
Net cash used in operating activities	(4,850)	1,350	(11,214)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Issuance of common stock	20,800	-	20,800
Loan from shareholder	3,500	-	3,500
Net cash provided by financing activities	24,300	-	24,300

Net change in cash	19,450	1,350	20,800

Cash at beginning of period	1,350	-	1,350

Cash at end of period	$20,800	$1,350	$22,150

Supplemental disclosure of non-cash investing and financing activities:
Issuance of shares of common stock for acquisition	$-	$7,714	$7,714

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of PB Properties & Investments, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

PB Properties & Investments, Inc. (the Company) was incorporated in the State of Nevada on July 10, 2008. PB Properties & Investments, Inc. is a development stage company with the principal business objective of seeking a merger or acquisition. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

On May 7, 2009, the Company underwent a reverse-merger with HLM which is formed in Delaware on October 24, 2008. In connection with the reverse merger, the Company issued 12,000,000 shares of common stock to the sole member of HLM at a price of $0.05 per share. For financial reporting purposes, these transactions are classified as recapitalization of the Company and the historical financial statements of HLM. The accompanying consolidated financial statements were adjusted to reflect the effects of the recapitalization, at December 31, 2009 as well as retroactively at December 31, 2008 as if these transactions occurred on October 24, 2008 in wake of the reverse-merger presentation.

HLM was formed in the state of Delaware on Oct. 24, 2008 under the same name. HLM is a development stage company and has as a principal business objective of assisting clients in modifying home loans. HLM was funded and began operations on Oct. 24, 2008.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and it subsidiaries. All intercompany accounts and transactions have been eliminated.

Reclassification

Certain reclassifications that have no effect on net income (loss) have been made in the prior period financial statements to conform to the current presentation.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5 - 7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Restricted cash

The Company is offering on a best-efforts basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. - Trust Account fbo PB Properties, Inc. All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to the Company until such a time as the minimum proceeds are raised. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

The Company has sold a total of 416,000 shares of common stock under this pursuant as of December 31, 2009 and the resulted proceed of $20,800 held as restrictive cash.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Revenue Recognition

The Company has been in the developmental stage since inception and has had minimal operations to date. The Company generated revenue amounted to $5,095 in 2008. The Company did not have any revenue in 2009.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

The Company recognizes revenues when services are rendered to the customer and according to the terms of the contract. Revenue and Cost Recognition procedures will be implemented based on the type of company acquired by in a merger or acquisition.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses. There was no advertising expense for the years ended December 31, 2009 and 2008.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on PB Properties & Investments, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. PB Properties & Investments, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Seventy Five Million (75,000,000) shares of common stock with a par value of $0.001. Currently, 18,416,000 shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

On July 1, 2009, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ (“ASC”) became the sole source of authoritative Generally Accepted Accounting Principles (“GAAP”) literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This new standard also requires additional disclosures about an enterprise’s involvement in variable interest entities. The Company adopted this pronouncement on January 1, 2010 but there was no significant impact on its financial statements.

In June 2009, the FASB issued ASC 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. ASC 105 establishes the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff. It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas. The Codification was adopted on July 1, 2009 for the Company’s financial statements for the year ended December 31, 2009.

In May 2009, the FASB issued ASC 855, “Subsequent Events”. ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009. The Company adopted this standard as of June 30, 2009; however, the adoption of ASC 855 had no impact to the Company’s consolidated financial statements.

In April 2009, the FASB issued an update to ASC 820, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales. This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009. The adoption did not have a material impact on the Company’s consolidated financial statements.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential merger or acquisition targets and other business opportunities from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage selected target companies in mergers or acquisitions. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE C – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” There are no potentially dilutive securities or derivative instruments outstanding as of December 31, 2009 or 2008.

NOTE D – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO DECEMBER 31, 2009

Net deferred tax assets consist of the following components from Inception on July 10, 2008 to December 31, 2009:

2009
Deferred tax assets NOL Carryover	$207,400
Valuations Allowance	(207,400)
Net Deferred Tax Asset	$0

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended December 31, 2009 due to the following:

On December 31, 2009, the Company had an operating loss carry forward of $207,400 that can be used as an offset against future taxable income. No tax benefit has been reported in the December 31, 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

NOTE E – RELATED PARTY TRANSACTIONS

The Company issued Six Million Shares of stock to the initial President of the company for cash. This stock was issued to the President at the stated par value of $6,000.

The major shareholder advanced $3,500 to the Company for legal and professional fee for the year ended December 31, 2009. This non-interest bearing advance is due on demand and the balance was $3,500 at December 31, 2009.

NOTE F – ACQUISITIONS AND INVESTMENTS

On May 7, 2009, the Company underwent a reverse-merger with HLM which is formed in Delaware on October 24, 2008. In connection with the reverse merger, the Company issued 12,000,000 shares of common stock to the sole member of HLM at a price of $0.05 per share. For financial reporting purposes, these transactions are classified as recapitalization of the Company and the historical financial statements of HLM. The accompanying consolidated financial statements were adjusted to reflect the effects of the recapitalization, at December 31, 2009 as well as retroactively at December 31, 2008 as if these transactions occurred on October 24, 2008 in wake of the reverse-merger presentation. The acquisition has been accounted for as a purchase in accordance with ASC 805 (previously known as Statement of Financial Accounting Standard No. 141, "Business Combinations").

NOTE G – SUBSEQUENT EVENTS

On November 5, 2008, PB Properties & Investments, Inc. (the “Company”) filed a registration statement on Form S-1 with the Securities and Exchange Commission offering a maximum of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. On Dec. 24, 2008, the registration statement under Rule 419 was declared effective. Prior to May 2009 the issuer sold 416,000 shares for $20,800. Under Rule 419 the issuer had until June 24, 2010 to complete an acquisition meeting all of the requirements including completion of a reconfirmation offering. As the reconfirmation offering cannot be completed before that date, all 2,000,000 of the previously registered shares including the 416,000 sold in the offering are hereby deregistered. Pursuant to Rule 419, the issuer will within 5 days of June 24, 2010 or within 5 days of the effectiveness of this post effective amendment return pro rata the investment to the investors in the 419 offering pursuant to Rule 419.

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
	Unaudited
ASSETS

Current assets
Cash	$-	$-
Cash - restricted	-	20,800
Total current assets	-	20,800

Goodwill, net	-	-

Total assets	$-	$20,800

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Accounts payable	$500	$500
Loan from shareholder	6,500	3,500
Total current liabilities	7,000	4,000

Stockholders' (Deficit) Equity
Common stock, $.001 par value; 75,000,000 shares authorized, 18,000,000 and 18,416,000 shares issued and outstanding at June 30, 2010 and June 30, 2009	18,000	18,416
Additional paid in capital	(10,286)	10,098
Deficit accumulated during the development stage	(14,714)	(11,714)
Total stockholders' (deficit) equity	(7,000)	16,800

Total liabilities and stockholders' (deficit) equity	$-	$20,800

See accompanying notes to financial statements

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Unaudited Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,		For the period from July 10, 2008 (inception) to June 30, 2010
	2010	2009	2010	2009

Revenue	$-	$-	$-	$-	$5,095

Expenses
General and administrative	-	1,350	-	2,250	12,809
Professional fees	-	4,000	3,000	3,750	7,000
Total expenses	-	5,350	3,000	6,000	19,809

Net loss	$-	$(5,350)	$(3,000)	$(6,000)	$(14,714)

Basic loss per common share	$-	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	18,267,140	18,122,697	18,267,140	3,878,049

See accompanying notes to financial statements

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Unaudited Consolidated Statement of Changes in Stockholders' (Deficit) Equity
Accumulated For the Period From the Date of Inception on July 10, 2008

	Common Stock			Additional Paid In Capital	Accumulated Deficit		Total
	Shares	Amount
Balance, July 10, 2008 (Inception)
Reverse merger with HLM		$		$1,714	$		$1,714
Common stock issued for services	6,000,000		6,000				6,000
Common stock issued for acquisition	12,000,000		12,000	(12,000)			-
Net loss, period ended December 31, 2008						(6,364)	(6,364)
Balance, December 31, 2008	18,000,000		18,000	(10,286)		(6,364)	1,350
							-
Common stock issued for cash	416,000		416	20,384			20,800
Net loss, year ended December 31, 2009						(5,350)	(5,350)
Balance, December 31, 2009	18,416,000		$18,416	$10,098		$(11,714)	$16,800

Common stock issued for cash	(416,000)		(416)	(20,384)			(20,800)
Net loss, period ended June 30, 2010						(3,000)	(3,000)
Balance, June 30, 2010	18,000,000		$18,000	$(10,286)		$(14,714)	$(7,000)

See accompanying notes to financial statements

PB Properties & Investments, Inc.
(A Development Stage Enterprise)
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,		For the period from July 10, 2008 (inception) to June 30, 2010
	2010	2009	2010	2009
Cash flows from operating activities
Net loss	$-	$(5,350)	$(3,000)	$(6,000)	$(14,714)
Adjustments to reconcile net income to net cash used by operating activities
Issuance of shares of common stock for reverse merger				7,714	7,714
Changes in liabilities
Accounts payable	-	500	-	-	500
Net cash used in operating activities	-	(4,850)	(3,000)	1,714	(6,500)

Cash flows from investing activities	-	-	-	-	-

Cash flows from financing activities
Issuance of common stock	(20,800)	20,800	(20,800)	-	-
Loan from shareholder	-	3,500	3,000	-	6,500
Net cash provided by financing activities	(20,800)	24,300	(17,800)	-	6,500

Net change in cash	(20,800)	19,450	(20,800)	1,714	-

Cash at beginning of period	20,800	1,350	20,800	-	-

Cash at end of period	$-	$20,800	$-	$1,714	$-

Supplemental disclosure of non-cash investing and financing activities:
Issuance of shares of common stock	$(20,800)	$20,800	$(20,800)	$-	$7,714

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-	$-

See accompanying notes to financial statements

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO JUNE 30, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of PB Properties & Investments, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

PB Properties & Investments, Inc. (the Company) was incorporated in the State of Nevada on July 10, 2008. PB Properties & Investments, Inc. is a development stage company with the principal business objective of seeking a merger or acquisition. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.

On May 7, 2009, the Company underwent a reverse-merger with HLM which is formed in Delaware on October 24, 2008. In connection with the reverse merger, the Company issued 12,000,000 shares of common stock to the sole member of HLM at a price of $0.05 per share. For financial reporting purposes, these transactions are classified as recapitalization of the Company and the historical financial statements of HLM. The accompanying consolidated financial statements were adjusted to reflect the effects of the recapitalization, at December 31, 2009 as well as retroactively at December 31, 2008 as if these transactions occurred on October 24, 2008 in wake of the reverse-merger presentation.

HLM was formed in the state of Delaware on Oct. 24, 2008 under the same name. HLM is a development stage company and has as a principal business objective of assisting clients in modifying home loans. HLM was funded and began operations on Oct. 24, 2008.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and it subsidiaries. All intercompany accounts and transactions have been eliminated.

Reclassification

Certain reclassifications that have no effect on net income (loss) have been made in the prior period financial statements to conform to the current presentation.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO JUNE 30, 2010

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5 - 7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Restricted cash

The Company offered on a best-efforts basis a minimum of 400,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 per share. The proceeds from the sale of the shares in this offering were payable to Harold Gewerter, Esq. - Trust Account fbo PB Properties, Inc. All subscription funds are held in a non-interest or minimum interest bearing Trust Account.

The Company has sold a total of 416,000 shares of common stock under this pursuant as of March 31, 2010 and the resulted proceed of $20,800 held as restrictive cash.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The net offering proceeds, after deduction for offering expenses and sales commissions, and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. This 18 month period expired on June 24, 2010 and thus all funds and shares held as of that date in the Rule 419 escrow were returned to investors and canceled.

Revenue Recognition

The Company has been in the developmental stage since inception and has had minimal operations to date. The Company generated revenue amounted to $5,095 in 2008. The Company did not have any revenue in 2009 or the first or second quarters of 2010.

The Company recognizes revenues when services are rendered to the customer and according to the terms of the contract. Revenue and Cost Recognition procedures will be implemented based on the type of company acquired by in a merger or acquisition.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses. There was no advertising expense for the years ended December 31, 2009 and 2008 or the first or second quarters of 2010.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO JUNE 30, 2010

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on PB Properties & Investments, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. PB Properties & Investments, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized Seventy Five Million (75,000,000) shares of common stock with a par value of $0.001. Currently, 18,000,000 shares of common stock have been issued.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

On July 1, 2009, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ (“ASC”) became the sole source of authoritative Generally Accepted Accounting Principles (“GAAP”) literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This new standard also requires additional disclosures about an enterprise’s involvement in variable interest entities. The Company adopted this pronouncement on January 1, 2010 but there was no significant impact on its financial statements.

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO JUNE 30, 2010

In June 2009, the FASB issued ASC 105, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. ASC 105 establishes the FASB Accounting Standards Codification (“Codification”), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff. It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas. The Codification was adopted on July 1, 2009 for the Company’s financial statements for the year ended December 31, 2009.

In May 2009, the FASB issued ASC 855, “Subsequent Events”. ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009. The Company adopted this standard as of June 30, 2009; however, the adoption of ASC 855 had no impact to the Company’s consolidated financial statements.

In April 2009, the FASB issued an update to ASC 820, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales. This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009. The adoption did not have a material impact on the Company’s consolidated financial statements.

NOTE B – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential merger or acquisition targets and other business opportunities from all known sources but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. It is not presently anticipated that the Company will engage selected target companies in mergers or acquisitions. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE C – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” There are no potentially dilutive securities or derivative instruments outstanding as of June 31, 2009 or 2010.

NOTE D – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Net deferred tax assets consist of the following components from Inception on July 10, 2008 to June 30, 2010:

2010
Deferred tax assets NOL carryover	$208,420
Valuations Allowance	(208,420)
Net Deferred Tax Asset	$0

PB PROPERTIES & INVESTMENTS, INC. (A Development Stage Company)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF JULY 10, 2008

TO JUNE 30, 2010

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations for the periods ended June 30, 2010 due to the following:

On June 30, 2010, the Company had an operating loss carry forward of $208,420 that can be used as an offset against future taxable income. No tax benefit has been reported in the June 30, 2010 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in the future.

NOTE E – RELATED PARTY TRANSACTIONS

The Company issued Six Million Shares of stock to the initial President of the company for cash. This stock was issued to the President at the stated par value of $6,000.

The major shareholder advanced $3,000 to the Company for legal and professional fee during the quarter ended March 31, 2010. This non-interest bearing advance is due on demand and the balance was $6,500 at June 30, 2010.

NOTE F – ACQUISITIONS AND INVESTMENTS

On May 7, 2009, the Company underwent a reverse-merger with HLM which is formed in Delaware on October 24, 2008. On May 7, 2009, the Company had zero balance in their equity account. In connection with the reverse merger, the Company issued 12,000,000 shares of common stock to the sole member of HLM at a price of $0.05 per share. For financial reporting purposes, these transactions are classified as recapitalization of the Company and the historical financial statements of HLM. The accompanying consolidated financial statements were adjusted to reflect the effects of the recapitalization, at December 31, 2009 as well as retroactively at December 31, 2008 as if these transactions occurred on October 24, 2008 in wake of the reverse-merger presentation.

The acquisition has been accounted for as a purchase in accordance with ASC 805 (previously known as Statement of Financial Accounting Standard No. 141, "Business Combinations

NOTE G – COMMON STOCK EQUITY

On June 24, 2010, the Company returned from escrow 416,000 shares and restrictive cash in the amount of $20,800 to the original investors pursuant to Rule 419.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by PB in connection with the sale of the common stock being registered. PB has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$2,000
Accounting Fees	$2,000
SEC Filing Fee	$3.95
Printing and Postage	$200

Total	$4 , 203.95

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

PB Properties, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. PB indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, PB shall indemnify any director, officer and employee as follows: Every director, officer, or employee of PB Properties, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of PB Properties, Inc. or is or was serving at the request of PB Properties, Inc. as a director, officer, employee or agent of PB Properties, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of PB Properties, Inc.. PB Properties, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of PB Properties, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, PB Properties, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about August 8, 2008, Pooyan Bahktiar, our officer and director, paid for expenses involved with the incorporation of PB Properties, Inc. with personal funds and performed services on behalf of PB Properties, Inc., in exchange for 6,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Mr. Bahktiar was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

On May 7, 2009, Carlos Espinosa our current officer and director was issued 12,000,000 shares for acquisition of 100% of the outstanding membership interests in Hope Loan Modification, LLC. which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. Mr. Espinosa purchased the remaining shares on May 7, 2009 from Pooyan Bahktiar in an exemption from the Securities Act of 1933 found in Section 4(1).

At the time of all of these issuances, Pooyan Bahktiar and Carlos Espinosa were in possession of all available material information about us, as at the time of the issuances they were the only officer and director. On the basis of these facts, PB Properties, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. PB believes that the exemption from registration for these sales under Section 4(2) and 4(1) was available because:

•

Carlos Espinosa and Pooyan Bahktiar were an executive officer of PB and thus had fair access to all material information about PB before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Pooyan Bahktiar and Carlos Espinosa were at a par price per share of $0.001. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, PB was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation filed on July 10, 2008*
b) Bylaws adopted on Aug. 8, 2008*

5	Opinion on Legality

a) Opinion of Harold Gewerter, Esq.

15.1	Consent of Independent Auditor

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement
c) Hope Loan Modification, LLC acquisition agreement

* Incorporated by reference to the issuers S-1 filed November 5, 2008.

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas State of Nevada on October 4, 2010 ..

PB Properties, Inc.
(Registrant)

By: /s/ Carlos Espinosa
Carlos Espinosa, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Espinosa	President, Secretary and Director Chief Executive Officer	October 4, 2010
Carlos Espinosa

/s/ Carlos Espinosa	Treasurer Chief Accounting Officer, Principal Financial Officer	October 4, 2010
Carlos Espinosa

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